Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Village Bank & Trust Financial Corp.

Midlothian, Virginia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 2009, relating to the consolidated financial statements, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Richmond, Virginia

May 29, 2009